UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

HARRINGTON WEST FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
VOTING
INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
MANAGEMENT COMPENSATION
Performance Graph
RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDER PROPOSALS
ANNUAL REPORTS
OTHER MATTERS
APPENDIX A

April 10, 2003

Dear Stockholder,

     You are cordially invited to attend the Annual Meeting of Stockholders of Harrington West Financial Group, Inc. (the “Company”). The meeting will be held at Los Padres Bank, FSB, 610 Alamo Pintado Road, Solvang, California 93463 on Wednesday, May 28, 2003 at 5:00 p.m. local time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and investment in Harrington West Financial Group, Inc. are sincerely appreciated.

Very truly yours,

/s/ CRAIG J. CERNY

Craig J. Cerny
Chairman of the Board and Chief Executive Officer

Harrington West Financial Group, Inc.

610 Alamo Pintado Road
Solvang, California 93463
(805) 688-6644

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 28, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harrington West Financial Group, Inc. (the “Company”), will be held at Los Padres Bank, FSB, 610 Alamo Pintado Road, Solvang, California 93463, on Wednesday, May 28, 2003 at 5:00 p.m. local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect two (2) directors for a three (3) year term or until their successors are elected and qualified;

(2)	To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business which may properly come before the meeting.

     The Board of Directors has fixed March 31, 2003 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Craig J. Cerny
Chairman of the Board and
Chief Executive Officer

Solvang, California
April 10, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

HARRINGTON WEST FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 28, 2003

     This Proxy Statement is furnished to the holders of common stock, $0.01 par value per share (the “Common Stock”), of Harrington West Financial Group, Inc. (the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at Los Padres Bank, 610 Alamo Pintado Road, Solvang, California 93463 on Wednesday, May 28, 2003 at 5:00 p.m., local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 10, 2003.

     Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Stockholders may vote by completing the enclosed proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you.

     The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

     The proxy card included herein, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with its instructions. If no contrary instructions are given, each proxy card received will be voted (i) FOR the nominees for director described herein; (ii) FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2003; and (iii) upon the transaction of such other business as may properly come before the Annual Meeting in accordance with the best judgment of the persons appointed as proxies.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of Secretary, Harrington West Financial Group, Inc., 610 Alamo Pintado Road, Solvang, California 93463; (ii) filing a later dated proxy (using a proxy card); or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING

     Only stockholders of record at the close of business on March 31, 2003 (“Voting Record Date”), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 4,327,951 shares of Common Stock outstanding, and the Company has no other class of equity securities outstanding. Each stockholder has one vote per share of Common Stock for which they are the beneficial owner.

     Directors are elected by a plurality of the votes cast with a quorum present. The two persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum but will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Abstentions will not be counted as votes cast and will have no effect on the voting of the appointment of the Company’s independent auditors. Under rules applicable to broker-dealers, the proposals for consideration at the Annual Meeting are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there will be no “broker non-votes” at the Annual Meeting.

Stockholder Nominations

     The Company’s Bylaws govern nominations for election to the Board of Directors and provide that nominations for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder eligible to vote at an annual meeting of stockholders who has complied with specified notice requirements. Written notice of a stockholder nomination must be delivered or mailed to the Company’s principal executive offices not later than ninety (90) days before the anniversary date of the mailing of the Company’s proxy materials in connection with the immediately preceding annual meeting of stockholders. Nominations not made in accordance with the Company’s Bylaws may be disregarded.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS,
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

     The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

     No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. Each of the nominees currently serve as a director of the Company.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

Information With Respect to Nominees for Directors and Continuing Directors

     The following tables present information concerning the nominees for director of the Company and each director whose term continues.

Nominees for Director for Three-Year Term Expiring in 2006

Name	Age(1)	Director Since

William W. Phillips, Jr.	49	2002
William D. Ross	74	1995

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE FOR THE ELECTION OF THE ABOVE
NOMINEES FOR DIRECTOR.

Directors Whose Terms Expire in 2004

Name	Age(1)	Director Since

Paul O. Halme	62	2002
Stanley J. Kon	54	1996

Directors Whose Terms Expire in 2005

Name	Age(1)	Director Since

Craig J. Cerny	47	1995
John J. McConnell	57	1996

(1)	As of April 10, 2003

     Information concerning the principal occupation of each nominee for director of the Company and other members of the present Board of Directors, during the past five years, is set forth below.

     Craig J. Cerny has served as the Company’s Chairman of the Board and Chief Executive Officer since August 1995, when he formed the Company to acquire Los Padres Bank, FSB (the “Bank”). Mr. Cerny has been the Chief Executive Officer of the Bank since October 2001 and the Chairman of the Board of the Bank since May 2002. Mr. Cerny has also served as a director and the Chief Investment Officer of the Bank since April 1996. Until January 2002, Mr. Cerny was the Chief Executive Officer, President and a director of Harrington Financial Group, Inc., Richmond, Indiana (“HFGI”), and Chairman of the Board and Chief Executive Officer and President of HFGI’s subsidiary, Harrington Bank, FSB, positions he held since February 1992. In January 2002, HFGI and Harrington Bank merged with an unaffiliated financial institution after the sale of, among other things, the assets of HFGI’s Shawnee Mission, Kansas operations to the Bank. Prior to holding these positions, Mr. Cerny served as a principal and member of the board of directors of Smith Breeden Associates, Inc. (“Smith Breeden”) which renders consulting and advisory services to the Company. Mr. Cerny was employed at Smith Breeden from April

1985 to December 1996, where he was active in their bank consulting and investment advisory practice. Mr. Cerny remains a stockholder in Smith Breeden.

     William W. Phillips, Jr. is the Company’s President and a director and he is the President, Chief Operating Officer and a director of the Bank. Mr. Phillips has been the Company’s President since 1998 and a director since May 2002. Mr. Phillips became a director of the Bank in 2001. Mr. Phillips had served as the President and Chief Operating Officer of the Bank since 1997. Prior to being named as the Company’s President, Mr. Phillips held positions as the Company’s Chief Financial Officer and as the Company’s Chief Operating Officer. Prior to being the President and Chief Operating Officer of the Bank, he served as its Senior Vice President and Treasurer. Mr. Phillips has more than 23 years of experience in the banking industry and has served the Bank in progressively responsible capacities since its origination in 1983.

     William D. Ross has served as a director since the Company’s incorporation. Mr. Ross served as the Company’s President and as the Chief Executive Officer of the Bank from 1983 to 1998 and was Chairman of the Bank from 1997 to May 2002. Mr. Ross has spent more than 45 years in the banking business.

     Paul O. Halme has served as a director of the Company since May 2002 and as a director of the Bank since 2000. Mr. Halme is an attorney and a partner in the law firm of Halme and Clark in Solvang, California.

     Stanley J. Kon has served as a director of the Company and as a director of the Bank since 1996. Dr. Kon also served as a director of HFGI until January 2002. Dr. Kon is a Senior Vice President, a director and co-head of the Investment Management Group of Smith Breeden. Dr. Kon also serves as Smith Breeden’s Director of Research. Prior to joining Smith Breeden in 1997, Dr. Kon was a Professor of Finance at the University of Michigan since 1982.

     John J. McConnell has served as a director of the Company and as a director of the Bank since 1996. Dr. McConnell also served as a director of HFGI until January 2002. Dr. McConnell is the Emanuel T. Weiler Distinguished Professor of Management at the Krannert School of Management, Purdue University, where he has been a faculty member since 1976. He served on the Board of Directors of the Federal Home Loan Bank of Indianapolis from 1983 to 1986 and has been a consultant for various government agencies, trade associations, law firms, and corporations.

Executive Officers Who Are Not Directors

     Set forth below is information concerning executive officers of the Company and the Bank who do not serve on the Board of Directors of the Company. Each executive officer of the Company is elected by the Board of Directors of the Company and serves until their successor is elected and qualified. No executive officer set forth below is related to any director or other executive officer of the Company or the Bank by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company or the Bank and any other person pursuant to which such person was elected an executive officer.

     Susan C. Weber has been with the Bank since 1983. She has served as the Company’s Senior Vice President and Secretary since 1999. Ms. Weber has served as Executive Vice President and Chief Lending Officer of the Bank since 1999, and she has been a director of the Bank since 2001. When Ms. Weber joined the Bank in 1983 as Vice President and Loan Manager, she was instrumental in establishing its loan department. Shortly thereafter she was promoted to Vice President and Chief Loan Officer and, in June 1997, she was promoted to Senior Vice President and Chief Loan Officer. She has more than 30 years experience in the banking industry, including nearly 20 years at the Bank.

     Mark R. Larrabee. Mr. Larrabee has been President of the Kansas Region and Chief Commercial Lending Officer of the Bank since November 2001, when the Bank acquired the Kansas operations of Harrington Bank, FSB. In December 2001, he was also named a director of the Bank. Mr. Larrabee held similar positions at Harrington Bank, FSB since February 1998. From January 1996 to February 1998, Mr. Larrabee served as Executive Vice President for Country Club Bank, Kansas City, Missouri. Prior to joining Country Club Bank, Mr. Larrabee was Senior Vice President for Bank IV Kansas, National Association, Overland Park, Kansas, from March 1984 to January 1996.

     Sean M. Callow has served as the Senior Vice President and Chief Financial Officer for the Company and the Bank since April 1999. Prior to being named as the Company’s Chief Financial Officer, Mr. Callow held the position of Controller. Prior to joining the Company in 1991 he was a senior accountant with Deloitte & Touche, auditing companies in the real estate and savings and loan industry. Prior to that Mr. Callow served as the controller at Danvik Engineering Consulting.

     Vernon H. Hansen joined the Bank in July 2002 as President of its newly formed Arizona Region. He has several years of experience in the Phoenix, Arizona metropolitan market, and a 30 year background in commercial and community banking, including duties as President, Branch Manager, Chief Credit Officer and Lending Officer. Prior to joining the Bank, Mr. Hansen was Executive Vice President — Chief Lending Officer for Bank of the Southwest in Tempe, Arizona from May 2001 to July 2002, and Vice President — Chief Credit Officer for Matrix Capital Bank in Phoenix and Denver from January 1997 to May 2001. He was also employed by the Federal Deposit Insurance Corporation as a bank examiner earlier in his career.

     Michele K. Morrison has been with the Bank since its inception in 1983. She has served as Senior Vice President and Chief Savings Officer of the Bank since 1999. Prior to 1999, she has held several positions within Savings Administration for the Bank. Ms. Morrison has more than 23 years experience in the banking industry, including 20 years with the Bank.

     Steven J. Berg has served as the Company’s Corporate Counsel and as Senior Vice President and Compliance Officer of the Bank since October 1996. At the time Mr. Berg joined the Bank, Mr. Berg was in private law practice in Santa Barbara and Goleta, California, where he focused on banking and creditors rights law. Prior to that, Mr. Berg served in various legal positions, including general counsel with Santa Barbara Federal Savings & Loan Association. Mr. Berg entered private law practice in 1976.

     Louise J. Thurman has served as Senior Vice President, Manager of Human Resources and Security Officer of the Bank since 1996. Prior to joining the Bank she was employed by First Banks, Inc. (formerly La Cumbre Savings Bank, FSB) for five years where she was Vice President, Human Resources Manager. Ms. Thurman’s previous human resources experience includes seven years with First Federal Bank of California, Santa Monica, California, where she served in progressively increasing levels of responsibilities culminating as Vice President, Human Resources Director, and nine years with the Power Systems Division of Gould, Inc., Downey, California, where she also served as a member of the management negotiating team during contract negotiations with two bargaining units under the I.B.E.W.

Board of Directors Meetings

     Regular meetings and special meetings of the Board of Directors of the Company are held as necessary to adequately conduct the Company’s business. During the year ended December 31, 2002, the Board of Directors met 8 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served in 2002.

Director Compensation

     The Company’s non-employee directors received an annual fee of $10,000 for attending Board of Directors and committee meetings during 2002. Non-employee directors of the Bank received an annual fee of $27,500 for attending Board of Director and committee meetings of the Bank during 2002.

     In addition, each of the Company’s directors is eligible to receive option grants under the terms of the 1996 Stock Option Plan. The Company’s non-employee directors and non-employee directors of the Bank may not receive an option to purchase more than 4,500 shares of the Company’s Common Stock in any calendar year, provided the maximum grant may not be more than 6,000 shares in any calendar year if such individual is serving as a director of both the Company and the Bank.

Committees of the Board of Directors

     General. The Company’s Board of Directors has an audit committee and a compensation committee, each of which is described below. The Company’s audit and compensation committees are and will continue to be comprised entirely of independent directors, as defined by the listing standards of the National Association of Securities Dealers, Inc., the Sarbanes-Oxley Act of 2002, and the Securities and Exchange Commission. The members of the Company’s audit committee and the members of the Company’s compensation committee are Messrs. Ross, Halme and McConnell. In addition, the Company’s Board of Directors has determined that the Audit Committee has an “audit committee financial expert” as defined in regulations issued by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Company’s “audit committee financial expert” is John J. McConnell. The audit committee met 2 times in 2002, and the compensation committee met 1 time in 2002.

     Audit Committee. The Company’s audit committee oversees the Company’s auditing, accounting, financial reporting and internal control functions and selects, engages and compensates the Company’s independent accountants. In addition, the audit committee monitors the quality of the Company’s critical accounting principles and financial reporting. The audit committee also evaluates the independence of the Company’s independent accountants and will approve in advance any permissible non-audit services provided to the Company by the independent accountants. In discharging its duties, the audit committee:

•	meets independently with the Company’s compliance staff, contracted internal auditors, the Company’s independent accountants and the Company’s senior management;

•	reviews the general scope of the Company’s accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems as well as the results of the annual audit;

•	receives, retains and evaluates complaints by the Company’s employees with respect to the Company’s accounting, internal accounting controls and auditing matters; and

•	resolves all disagreements between the Company’s management and the Company’s independent accountants.

     The Company’s Board of Directors has adopted a written charter for the audit committee. A copy of that charter is included as Appendix A at the end of this proxy statement.

     Compensation Committee. The Company’s compensation committee determines, approves and reports to the Board of Directors on all elements of compensation for the Company’s elected officers including targeted total cash compensation and long-term equity based incentives. The Report of the Compensation Committee on Executive Compensation is set forth elsewhere in this Proxy Statement. See “Report of the Compensation Committee on Executive Compensation.”

     Bank Committees. In addition, the Bank has the following committees: an asset/liability management committee, an audit committee, a compensation committee, a Community Reinvestment Act committee, an executive committee, an internal asset review oversight committee and a loan oversight committee.

Report of the Audit Committee

     The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

March 27, 2003

To the Board of Directors of Harrington West Financial Group, Inc.:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

William D. Ross
Paul O. Halme
John J. McConnell

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) certain directors and executive officers of the Company, and (iii) all directors and executive officers of the Company as a group.

	Amount and Nature
Name of Beneficial	of Beneficial		Percent of
Owner or Number of	Ownership as of		Common
Persons in Group	the Voting Record Date		Stock

Directors and executive officers:
Craig J. Cerny	556,928	(1)	12.5%
William W. Phillips, Jr.	112,527	(2)	2.6%
Sean M. Callow	38,123	(3)	0.9%
Susan C. Weber	59,820	(4)	1.4%
Stanley J. Kon	61,202	(5)	1.4%
John J. McConnell	68,264	(6)	1.6%
Paul O. Halme	17,719	(7)	0.4%
William D. Ross	124,463	(8)	2.8%
All directors and executive officers as a group (15 persons)	1,144,133		24.3%
5% or greater stockholders:
Douglas T. Breeden	414,726	(9)	9.6%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Includes 85,500 shares held by Rhonda Cerny, Mr. Cerny’s wife, 11,715 shares held by Harrington Wealth Management as agent for the Cerny family, and 122,328 shares underlying stock options exercisable within 60 days.

(2)	Includes 29,802 shares held by the Phillips Family Trust and 60,000 shares underlying stock options exercisable within 60 days.

(3)	Includes 1,029 shares held by the Traci Callow IRA and 25,313 shares underlying stock options exercisable within 60 days.

(4)	Includes 6,756 shares held by the Weber Family Trust and 36,375 shares underlying stock options exercisable within 60 days.

(5)	Includes an aggregate of 17,772 shares held by Mr. Kon’s children and 21,413 shares underlying stock options exercisable within 60 days.

(6)	Includes 21,413 shares underlying stock options exercisable within 60 days.

(7)	Includes 16,500 shares jointly owned by Halme & Clark, a law firm in which Mr. Halme is a partner, and 1,219 shares underlying stock options exercisable within 60 days.

(8)	Includes 42,413 shares underlying stock options exercisable within 60 days.

(9)	Includes 136,500 shares held though the Smith Breeden Profit Sharing and 401(k) plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of the Company’s capital stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company’s capital stock, other than Craig J. Cerny, the Company’s Chairman of the Board and Chief Executive Officer. See “Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management.”

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2002, the Company’s officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

MANAGEMENT COMPENSATION

Executive Compensation

     The following table sets forth salaries and bonuses paid during the last three years to the Company’s Chief Executive Officer and the Company’s next most highly compensated executive officers whose total annual salary and bonus exceeds $100,000. The individuals included in this table are referred to as the “named executive officers.”

					Long-Term
					Compensation
		Annual Compensation			Awards

				Other Annual		All Other
Name and Principal Position	Year	Salary(1) (2)	Bonus	Compensation(3)	Options	Compensation

Craig J. Cerny	2002	$333,502	$200,000	$5,500	7,500	$—
Chairman and Chief Executive Officer of the	2001	236,000	140,000	5,250	—	—
Company	2000	234,300	100,000	5,250	—	—
William W. Phillips, Jr.	2002	171,000	90,000	5,500	6,000	—
President of the Company and the Bank	2001	158,500	75,000	5,250	6,000	—
	2000	150,800	50,000	5,250	—	—
Sean M. Callow	2002	113,129	50,000	3,300	3,750	—
Chief Financial Officer of the Company and the Bank	2001	103,625	37,500	3,150	3,750	—
and Senior Vice President of the Bank	2000	90,240	25,000	3,150	—	—
Susan C. Weber	2002	126,250	55,000	3,300	4,500	—
Senior Vice President of the Company and Executive	2001	111,250	40,000	3,150	4,500	—
Vice President of the Bank	2000	104,000	20,000	3,000	—	—

(1)	Mr. Cerny’s salary includes fees paid to him as a director of the Bank.

(2)	Includes discretionary contributions to the 401(k) plan for all named officers.

(3)	Includes matching contributions to the 401(k) plan for all named officers.

     The following table provides information with respect to the exercise of stock options during 2002 by the Company’s named executive officers and the value of unexercised options at December 31, 2002.

			Number of Unexercised		Value of Unexercised In-the-
			Options at 12/31/02		Money Options at 12/31/02 (1)

	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Craig J. Cerny	0	$0	114,828	13,152	$507,912	$30,794
William W. Phillips, Jr.	0	$0	52,875	14,625	$200,772	$36,671
Sean M. Callow	0	$0	20,625	8,438	$110,343	$25,041
Susan C. Weber	0	$0	30,750	10,125	$78,177	$20,868

(1)	Value of unexercised “in-the-money” options is the difference between the fair market value of the securities underlying the options and the exercise or base price of the options as of December 31, 2002.

     The following table provides information with respect to the named executive officers concerning the grant of stock options during 2002.

	Individual Grants
	(Options Granted in 2002)

					Potential Realizable
					Value at Assumed
					Annual Rates of
	Number of	Percent of			Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted	Exercise		Option Term
	Options	To Employees	or Base	Expiration
Name	Granted	in 2002	Price	Date (1)	5%	10%

Craig J. Cerny	7,500	12.4%	$9.33	1/9/2012	$44,023	$111,562
William W. Phillips, Jr.	6,000	9.9%	$9.33	1/9/2012	$35,218	$89,250
Sean M. Callow	3,750	6.2%	$9.33	1/9/2012	$22,011	$55,781
Susan C. Weber	4,500	7.4%	$9.33	1/9/2012	$26,414	$66,937

(1)	All stock options granted under the 1996 Stock Option Plan vest in four equal installments commencing on the first anniversary of the grant date.

Certain Relationships and Related Transactions

     Except as described below, during 2002, the Company has not been a party to any transaction or series of transactions in which the amount involved exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of the Company’s Common Stock had or will have a direct or indirect material interest.

     Under applicable federal law, the Bank can make loans or extensions of credit to its and the Company’s executive officers and directors only if the loans and extensions of credit are made on substantially the same terms, including interest rates and collateral, as the Bank then makes available for comparable transactions with the general public, unless the loans are made pursuant to a benefit or compensation program that (i) the Company makes widely available to its employees and (ii) does not give preference over other employees to any director, executive officer or principal stockholder or certain affiliates. Also, if the Bank makes a loan or extends credit to any of its or the Company’s executive officers or directors, the transaction must not involve more than the normal risk of repayment or present other unfavorable features. In early 2002, the Company adopted a mortgage loan program for the benefit of all of the Company’s employees. Under this program, the Company offers its employees mortgage loans on its customary terms, provided that during the period they are employed by the Company or the Bank the interest rate on the mortgage loan will be equal to 3-month LIBOR plus 200 basis points with a cap which equals the fixed rate available for unaffiliated parties at the time of origination. Directors of the Company and Bank who have participated in this program are Paul Halme, who had a $563,463 loan outstanding at December 31, 2002, William Phillips who had a $213,144 loan outstanding at December 31, 2002, and Craig J. Cerny who had a $963,310 loan outstanding at December 31, 2002. Directors of the Bank who have participated in the program are Susan Weber (also an Executive officer) who had a $345,478 loan outstanding at December 31, 2002, Mark Larrabee (also an Executive officer), who had a $173,642 loan outstanding at December 31, 2002, Dean Anders, who had a $114,661 loan outstanding at December 31, 2002 and George Jones, who had a $264,159 loan outstanding at December 31, 2002. The executive officers who have participated in this program are, Michele Morrison who had a $267,086 loan outstanding at December 31, 2002, Steven Berg, who had a $349,473 loan outstanding at December 31, 2002, and Sean Callow, who had a $378,897 loan outstanding at December 31, 2002.

     As of December 31, 2002, mortgage and consumer loans to directors and officers in excess of $60,000 aggregated $4.6 million or 10.9% of the Company’s consolidated stockholders’ equity as of such date, including the loans to the Directors and executive officers described above. All such loans were made by the Bank in accordance with the policy and program described in the preceding paragraphs.

     The Bank entered into an Investment and Interest Rate Advisory Agreement with Smith Breeden in February 1997, which was amended in January 2002. Under the terms of the agreement, Los Padres Bank appointed Smith Breeden as investment advisor with respect to the management of Los Padres Bank’s portfolio of investments and its asset and liability management strategies. Specifically, Smith Breeden advises and consults with the Bank with respect to its investment activities, including the acquisition of mortgage-backed securities, the use of repurchase agreement transactions in funding and the acquisition of certain hedging instruments to reduce the interest rate risk of the Bank’s investments. Smith Breeden received fees of $325,264 during 2002 under the Agreement. Doug Breeden, a greater than 5% stockholder of the Company at December 31, 2002, is the Chairman of Smith Breeden. Also Stanley Kon, one of the Company’s directors, is a principal and director at Smith Breeden. Additionally, Mr. Cerny, the Company’s Chairman of the Board and Chief Executive Officer, was previously a principal and director of Smith Breeden and was employed by them from April 1985 to December 1996 and is still a minority stockholder in Smith Breeden.

Compensation Interlocks and Insider Participation

     The Company’s Board of Directors’ compensation committee currently consists of the following non-employee directors: Messrs. Ross, Halme and McConnell. Mr. Halme became a member of the committee in July of 2002, replacing Mr. Kon. During the year ended December 31, 2002, no member of the board of directors or of its compensation committee served as a member of the board of directors or compensation committee of an entity that had one or more executive officers serving as members of the Company’s board of directors or its compensation committee.

     None of the members of the compensation committee during fiscal year ended December 31, 2002, served as an officer or employee of the Company or the Bank, and except as described below, none of the members of the compensation committee has served as one of the Company’s officers, or as an officer of the Bank, or had a relationship with the Company or the Bank requiring disclosure under the securities laws. William D. Ross was one of the Company’s senior executive officers and a senior executive officer of the Bank until 1998. Stanley Kon, one of the Company’s directors, and a member of the compensation committee until July 2002, is a principal and director at Smith Breeden.

Report of the Compensation Committee on Executive Compensation

     The following “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

     The purpose of the compensation committee is to compensate qualified, competent management; motivating executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors of the Company; and insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and stockholders’ interest.

     The compensation committee considered the following criteria in recommending to the Board the compensation of the Chief Executive Officer as well as the approval of compensation of other executive officers of the Company and its subsidiaries:

1.	The overall financial, market and competitive performance of the Company and its subsidiaries during the fiscal year under consideration after adjusting for economic conditions occurring during the year.

2.	The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

3.	Consideration of individual as well as combined measures of progress of the Company and its subsidiaries including the quality of the loan portfolio, the level of the changes in capital ratios, the overall growth of the Bank, the improvement in market share and franchise value, the improvement share value measures, the level and improvement in earnings per share, the level of non-performing loans and real estate owned, efficiency ratio levels as compared to peer groups, the implementation and executive of strategic plans and other objectives as may be established by the Board of Directors of the Company.

4.	The individual commitment of the Chief Executive Officer relative to overall management efficiency, inspirational leadership, professional involvement, civic activities, business development, and the maintenance of corporate stature enhancing the image of the Company and it subsidiaries in their market place.

5.	The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry, and similar asset and operating characteristics with a concentration on those institutions operating in the Company’s market.

     The compensation arrangements and recommendations of the Committee include a base salary and a bonus component if the Executive’s performance is judged to warrant such a bonus.

     The base compensation of Craig J. Cerny, the Chief Executive Officer of the Company and the Bank, was established at $325,000 on January 1, 2002 and remained at that level as of January 1, 2003. Mr. Cerny’s compensation level, determined consistent with the before mentioned criteria, was based on an examination of peer group comparisons relative to salary and bonus compensation for Chief Executive Officers. Mr. Cerny’s performance is measured by the profit, capital position, asset quality, franchise value development, results of the investment activities, strategy execution, and efficiency of the Company and the Bank, as well as the other measures of executive compensation so noted in determining his specific compensation. Mr. Cerny was given a bonus of $200,000 for his service during 2002, paid in January 2003, based on his overall performance as well as other activities which ensued during the course of the year.

     With respect to the other executive officers of the Company and its subsidiaries, the compensation committee considered salary and bonus recommendations prepared by the President and the Chief Executive Officer to establish 2002 compensation. The salary adjustment recommendation and bonus was based on the Company’s overall performance in the past year as well as an analysis of competitive compensation levels necessary to maintain and attract quality personnel.

     Following extensive review and approval by the compensation committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Mr. Cerny does not participate in the review of his compensation.

COMPENSATION COMMITTEE

William D. Ross
Paul O. Halme
John J. McConnell

Performance Graph

     The following graph compares the cumulative total return on the shares of Common Stock over a measurement period since the Company’s offering and issuance of the Common Stock in November 2002 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) Total Return Index (for United States companies) and (ii) the cumulative total return on the stocks included in the Nasdaq Total Return Index for Financial Stocks (for United States and foreign companies). All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.

Total Return Performance

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed Deloitte & Touche LLP, independent certified public accountants, to perform the audit of the Company’s financial statements for the year ending December 31, 2003, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The fees billed for services rendered to the Company by Deloitte & Touche LLP for the year 2002 were as follows:

Audit Fees	$130,500
Financial Information Systems Design and Implementation Fees	$0
All Other Fees
Initial Public Offering	$216,915
Tax Services	$52,300

     The audit committee has concluded that the provision of financial information systems design and implementation and other non-audit services provided by Deloitte & Touche LLP to the Company in 2002 were not incompatible with maintaining the independence of Deloitte & Touche LLP in their capacity as the Company’s auditor.

     The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Deloitte & Touche LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

     The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2003.

STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in May 2004, must be received at the principal executive offices of the Company, 610 Alamo Pintado Road, Solvang, California 93463, Attention: Lisa Watkins, Secretary, no later than December 15, 2003.

     Stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.14. of the Company’s Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No such proposals were received. Such stockholder’s notice is required to set forth certain information specified in the Company’s Bylaws. To be timely with respect to the next annual meeting to be held in May 2004, a stockholder’s notice must be received by the Secretary of the Company no later than January 10, 2003.

ANNUAL REPORTS

     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 accompanies this Proxy Statement. The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the meeting other than those which are described in this Proxy Statement, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors

/s/ CRAIG J. CERNY

Craig J. Cerny
Chairman of the Board and Chief Executive Officer

APPENDIX A

HARRINGTON WEST FINANCIAL GROUP, INC.

AUDIT COMMITTEE CHARTER

The Board of Directors of Harrington West Financial Group, Inc. (the “Company”) has constituted and established an Audit Committee (the “Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter.

A.	COMPOSITION

The Committee shall consist of three or more directors, each of whom is “independent” as such term is defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and regulations promulgated thereunder and under the rules of the NASDAQ National Market. Each director shall be free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member shall be able to read and understand financial statements (including the company’s balance sheet, income statement and cash flow statement). At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication (including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) such that he or she meets the definition of a “financial expert” as such term is defined in regulations issued by the Securities and Exchange Commission (the “SEC”).

These requirements are intended to satisfy the Act and the NASDAQ listing requirements relating to the composition of audit committees, and shall be construed accordingly.

B.	MISSION STATEMENT AND PRINCIPAL FUNCTIONS

The Committee shall have access to all records of the Company and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall perform the following functions:

(1)	Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2)	Review the Company’s audited financial statements and related footnotes and the “Management’s Discussion and Analysis” portion of the annual report on Form 10-K prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company’s annual report on Form 10-K, based upon the Committee’s review and discussions with its independent public accounting firm.

(3)	Review the Company’s unaudited financial statements and related footnotes and the “Management Discussion and Analysis” portion of the Company’s Form 10-Q for each interim quarter and ensure that the independent public accounting firm also reviews the Company’s interim financial statements before the Company files its quarterly report on Form 10-Q with the SEC.

(4)	Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(5)	Meet with the Company’s legal counsel to review legal matters that may have a significant impact on the Company or its financial reports.

(6)	Ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(7)	Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements. In respect thereto, recommend to the Chairman of the Board any changes that appear necessary to conform releases with appropriate professional practice.

(8)	Review and reassess the adequacy of this Charter annually.

Independent accountants:

(9)	Be directly responsible for the appointment and approval, compensation and oversight of the audit work of an independent public accounting firm employed for the purpose of preparing or issuing an audit report with respect to the Company; such independent public accounting firm shall be duly registered with the Public Accounting Oversight Board following its establishment (all references herein to a registered public accounting firm shall mean an independent public accounting firm prior to the establishment of the Public Accounting Oversight Board and a registered public accounting firm following the establishment of the Public Accounting Oversight Board); and such registered public accounting firm shall be instructed to report directly to the Committee.

(10)	Approve in advance any non-audit service permitted by the Act, including tax services, that its registered public accounting firm renders to the Company, unless such prior approval may be waived because of permitted exceptions under the Act.

(11)	To the extent required by applicable regulations, disclose in periodic reports filed by the Company approval by the Committee of allowable non-audit services to be performed for the Company by the registered public accounting firm performing the Company’s audit.

(12)	Delegate to one or more members of the Committee the authority to grant preapprovals for auditing and allowable non-auditing services, which decision shall be presented to the full Committee at its next scheduled meeting for ratification.

(13)	Receive a timely report from its registered public accounting firm performing the audit of the Company, which details: (1) all critical accounting policies and practices to be used in the audit; (2) all alternate treatment of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosure and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and the management of the Company, including, but not limited to, any management letter or scheduled or unadjusted differences.

(14)	Ensure that the registered public accounting firm submits to the Committee written disclosures and the letter from the registered public accounting firm required by Independence Standards Board Standard No. 1 [Independence Discussions with Audit Committees], and discuss with the registered public accounting firm’s their independence.

(15)	Discuss with the registered public accounting firm the matters required to be discussed by SAS 61 [Communication with Audit Committees] and SAS 90 [Audit Committee Communications].

(16)	Engage independent counsel and other advisers, as the Committee may determine in its sole discretion to be necessary, to carry out the Committee’s duties.

(17)	Submit to the Chief Financial Officer of the Company both an annual budget and invoices to fund appropriate compensation to the registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report and for compensation of others employed by the Committee.

(18)	Obtain from the registered public accounting firm, at least annually, a formal written statement delineating all relationships between the registered public accounting firm and the Company, and at least annually discuss with the registered public accounting firm any relationship or services which may impact the registered public accounting firm’s objectivity or independence, and take appropriate actions to ensure such independence.

Internal Audit Department:

(19)	Cause to be maintained an appropriate internal audit program covering the Company and all its subsidiaries (each, a “Subsidiary”) by internal auditors who report to the Committee and the Board of Directors.

(20)	Review and approve the audit plan and budget of the Internal Audit Department, which may be established for any Subsidiary, which shall report at least annually to the Committee regarding the staffing plans, financial budget and audit schedules and the adequacy thereof.

(21)	Act upon management’s recommendation in regard to the selection of and/or the dismissal of the Director of Internal Audit.

(22)	Review the scope and coordination efforts of the joint internal/external audit program with both internal auditors and the registered public accounting firm.

(23)	Review reports of any material defalcations and other reportable incidents related to the financial statements or financial reporting of each Subsidiary and supervise and direct any special projects or investigations considered necessary by the Committee.

(24)	Review reports of internal auditors and examinations made by regulatory agencies and management’s response to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

(25)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

Regulatory Compliance:

(26)	Cause to be maintained an appropriate regulatory compliance program covering the Company and its Subsidiaries to aid compliance with the laws and regulations applicable to financial institutions.

(27)	Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate).

(28)	To the extent applicable, receive reports on a Subsidiary’s compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management, the Internal Audit Department and the registered public accounting firm.

Internal Control:

(29)	Review periodically the scope and implications of a Subsidiary’s internal financial procedures and consider their adequacy

(30)	Maintain direct access to the staff of each Subsidiary. If useful, require that studies be initiated on subjects of special interest to the Committee.

(31)	Review the comments on internal control submitted by the internal auditors and the registered public accounting firm to ensure that appropriate suggestions for improvement are promptly considered for insertion into a Subsidiary’s internal financial procedure.

(32)	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Regulatory Examiners

(33)	Meet with representatives of the applicable regulatory examiners of the institution and discuss matters relating to their review and supervision of the organization.

(34)	Ensure management has taken appropriate corrective action regarding any significant regulatory matters reported by the examiners.

Special Duties:

(35)	Make special studies of matters related to the financial operations of the Company or its Subsidiaries or to allegations of managerial misconduct by its executives.

C.	MEETINGS

Meetings of the Committee will be held at least quarterly and such other times as shall be required by the Chairman of the Board, or by a majority of the members of the Committee. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and an oral report shall be presented by the Committee at each Board meeting.

At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the representatives of the registered public accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

PROXY

REVOCABLE PROXY

HARRINGTON WEST FINANCIAL GROUP, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARRINGTON WEST FINANCIAL GROUP, INC. (“COMPANY”), FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2003 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned being a stockholder of the Company as of March 31, 2003, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at Los Padres Bank, FSB, 610 Alamo Pintado Road, Solvang, California, 93463, on Wednesday, May 28, 2003 at 5:00 p.m. and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

— Please Detach and Mail in the Envelope Provided —

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	WITHHOLD
AUTHORITY
1.	Election of Directors Nominees: For a three year term:	☐	☐

01	William W. Phillips, Jr.
02	William D. Ross

NOTE: To withhold authority to vote for an individual nominee, strike a line through that nominee’s name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not struck.

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

WILL
ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐

SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder_____________________________Signature of Shareholder____________________Dated___________

NOTE: Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give full title. When shares are held jointly, only one holder need sign.

— Please Detach and Mail in the Envelope Provided —